UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2023

Fortune Brands Innovations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2023, Fortune Brands Innovations, Inc. (the “Company”) (i) entered into a Fifth Supplemental Indenture date as of June 14, 2023 (the “Supplemental Indenture”), supplementing the Indenture dated as of June 15, 2015 (the “Base Indenture”) with Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities agent (the Base Indenture and the Supplemental Indenture, together, the “Indenture”), and (ii) issued $600 million aggregate principal amount of the Company’s 5.875% Senior Notes due 2033 (the “Notes”) pursuant to the Indenture.

The Notes will mature on June 1, 2033 and bear interest at a fixed rate of 5.875% per annum. Interest on the Notes will accrue from June 14, 2023 and be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2023. The Notes constitute senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness from time to time outstanding and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness outstanding from time to time.

Prior to March 1, 2033 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, for cash, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 35 basis points, less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, for cash, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale and leaseback transactions or merge or consolidate with another entity or sell, assign, transfer, lease or otherwise convey all or substantially all of its assets to another person. The Indenture also provides for customary events of default and other customary provisions.

If a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs, the Company will be required to make an offer on the terms set forth in the Supplemental Indenture to each holder of the Notes to repurchase, for cash, all or any part of that holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase, unless the Company has exercised its right to redeem the Notes.

The preceding descriptions of the Supplemental Indenture and the Notes are qualified by reference to the full texts of the Supplemental Indenture and form of the Note, which are attached hereto as Exhibits 4.12 and 4.13 respectively, and incorporated herein by reference

The Notes were offered and sold by the Company pursuant to its automatic shelf registration statement on Form S-3ASR (Registration Statement No. 333-255730), filed with the Securities and Exchange Commission on May 3, 2021, as supplemented by a prospectus supplement dated June 6, 2023 and filed with the Securities and Exchange Commission on June 8, 2023.

The aggregate net proceeds from the sale of the Notes were approximately $593,034,000, after deducting the price discount, underwriting fees and estimated offering expenses. The Company intends to use the net proceeds from the Offering to repay its 4.000% Senior Notes due September 2023 (the “2023 Senior Notes”) and for general corporate purposes, including working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates may hold the Company’s 2023 Senior Notes. Accordingly, certain of the underwriters or their affiliates may receive payments in respect of the Company’s 2023 Senior Notes that are repaid with the proceeds of the Offering. In the event that greater than 5% of the net proceeds from the Offering are used to repay indebtedness owed to any individual underwriter or its affiliates, the Offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 14, 2023, the Company completed the offering and sale of the Notes, and the Notes were issued pursuant to the Indenture.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the offering and sale of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel with respect to the Notes. Such opinion is incorporated by reference into the Company’s Registration Statement on Form S-3ASR (Registration Statement No. 333-255730), filed with the Securities and Exchange Commission on May 3, 2021, as supplemented by a prospectus supplement dated June 6, 2023 and filed with the Securities and Exchange Commission on June 8, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.12	Fifth Supplemental Indenture, dated as of June 14, 2023, by and among Fortune Brands Innovations, Inc., Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Agent.

4.13	Form of global certificate for the 5.875% Senior Notes due 2033 (contained in Exhibit 4.12).

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.
(Registrant)

By:	/s/ David V. Barry
Name:	David V. Barry
Title:	Executive Vice President and Chief Financial Officer

Date: June 16, 2023